Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-93013, 33-23918, 33-72270 and 033-58703) of S&K
Famous Brands, Inc. of our report dated March 18, 1999, appearing on page 15 of the 1998 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS  LLP


Virginia Beach, Virginia
April 12, 1999